UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/18/2013

Servotronics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-07109

Delaware	16-0837866
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1110 Maple Street
Elma, New York 14059
(Address of principal executive offices, including zip code)

(716) 655-5990
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 18, 2013, the Independent Directors of Servotronics, Inc., acting as the Plan Committee pursuant to the 2012 Long-Term Incentive Plan, approved time-based long-term equity incentive awards to executive officers of the Company. The restricted share awards will generally vest one-third on each of January 1, 2014, 2015 and 2016, provided, however, that the restricted shares awarded to Dr. Trbovich will vest one half on each of January 1, 2014 and 2015.

The time-based long-term equity incentive awards that the Company's executive officers are eligible to receive are as follows:

Name                                Title                           Number of Restricted Shares

Dr. Nicholas D. Trbovich        Chief Executive Officer           60,000
Kenneth D. Trbovich               President                  60,000
Cari L. Jaroslawsky               Chief Financial Officer           18,000
James C. Takacs                        Vice President                  15,000
Salvatore San Filippo               Senior Vice President           12,000

All awards of equity will be under and in accordance with the Company's 2012 Long-Term Incentive Plan (the "Incentive Plan") and will be governed by individual award agreements. The Company's stockholders approved the Incentive Plan at the Company's 2012 Annual Meeting of Shareholders. The Form of Restricted Stock Award Agreement for the time-based awards is attached hereto as Exhibit 10.1and is incorporated by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
10.1        Form of Restricted Share Agreement for Time-Based Awards (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Servotronics, Inc.

Date: April 24, 2013	By:	/s/ Cari L. Jaroslawsky
Cari L. Jaroslawsky
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Form of Restricted Share Agreement for Time-Based Awards